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                                                                  EXHIBIT 10.23

                                                    INTERNATIONAL MARKETING AND
                                                  CONSULTING SERVICES AGREEMENT





                                                     NEW IMAGE INDUSTRIES, INC.









                                                PREPARED BY: ROBERT L. TROUTMAN


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            INTERNATIONAL MARKETING AND CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made and entered into the First day of January, 1996. B E T W E E N:

          VTM MEDICAL MARKETING, INC., having its principal place of business at 191 University Boulevard, Suite 250, Denver, State of Colorado, United States of America


          hereinafter called "VTM"

                                    - and -

          New Image Industries, Inc., 21218 Vanowen Street, Canoga Park, California, 91303

          hereinafter called "MANUFACTURER"

     WHEREAS:

     (1) MANUFACTURER manufactures the AcuCam-TM-, AcuCam PC-TM-, MultiCam-TM-, AcuNet-TM-, AcuView-TM-, AcuRay-TM-, AcuChart-TM-, products; and has established a reputation for quality and goodwill incident to its trade name, trademarks and Products (as defined herein); and

     (2) VTM provides consulting services relative to international sales and marketing; and

     (3) MANUFACTURER is desirous of retaining VTM's services to assist it with international sales of its Products.

     NOW THEREFORE THIS AGREEMENT WITNESSETH and in consideration of the mutual covenants and agreements herein contained, the parties hereto do covenant and agree as follows:

1.   PRODUCTS

     (i) DEFINITION. As used herein the word Products shall mean those set out in Schedule A hereto or any similar Products bearing a different brand name which are manufactured by MANUFACTURER and its subsidiaries, and such accessories as are from time to time during the term of this Agreement offered for sale in the Territory by MANUFACTURER. As used herein the word Products does not include any OEM products manufactured by MANUFACTURER and its subsidiaries for another company,

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bearing a different brand name.  New Products shall mean those products which may hereafter be manufactured, developed, or contracted by MANUFACTURER, that are related to those defined, but not included, in Schedule A, including additional Products acquired by MANUFACTURER through acquisition or purchase, and are offered for sale in the Territory ( as described in Schedule C ) by MANUFACTURER.

     (ii) NEW PRODUCTS. MANUFACTURER shall give VTM written notice of the New Products including, without limitation, full technical specifications, promotional literature, samples, export price lists, and commission schedule, whereupon VTM shall have a reasonable time, not exceeding 60 days, within which to evaluate the, New Products and prepare the market launch plan. In the event that VTM wishes to handle the marketing and promotion of such New Products in the Territory, VTM shall provide written notice, to include Schedule B, of its intention to MANUFACTURER within sixty (60) days of evaluation. In the event that VTM does not wish to handle the marketing and promotion of such New Products in the Territory, VTM shall provide written notice to MANUFACTURER within 60 days after MANUFACTURER'S written specification thereof and MANUFACTURER shall be at liberty to appoint a marketing agent and/or distributor for such New Products within the Territory. The parties hereto agree that the procedure set out in this paragraph shall be applicable to each of the New Products developed by MANUFACTURER during the term of this Agreement, or any renewal thereof.

2.   APPOINTMENT AND "TERRITORY"

     (i) Subject to the terms of this Agreement, MANUFACTURER hereby appoints VTM as its sole Marketing Consultant for the Products and New Products, within the countries within the Territory, and VTM hereby accepts such appointment.

3.   EFFECTIVE PERIOD AND TERMINATION

     (i) TERM. This Agreement is effective January 1, 1996 and unless sooner terminated, will remain in effect for two years from the effective date.

     (ii) TERMINATION BY BANKRUPTCY. Either party may terminate this Agreement on thirty (30) days written notice to the other party if the other party becomes bankrupt or makes an assignment for the benefit of creditors.

     (iii)TERMINATION BY DEFAULT. In the event that MANUFACTURER does not achieve the Minimum Dollar Sales Budget as defined in schedule E, for any contract year that the Marketing Contract is in force, such failure shall constitute a material default under this Agreement as its sole remedy for such default, MANUFACTURER may terminate this Agreement, upon sixty (60) days written notice to VTM.

     (iv) TERMINATION FOR BREACH OF CONTRACT. In the event that either party breaches any material term of this Agreement and such breach continues for more than ten (10) days after written notice thereof from the non-breaching party, such

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non-breaching party shall have the right to terminate this Agreement, effective immediately, by written notice to the breaching party.

     (v) CONVERSATION FOLLOWING TERMINATION. If, as of the effective date of the expiration or termination of this Agreement, MANUFACTURER has outstanding orders for product delivered to it from distributors in the territory, and within six (6) months after the effective date of the expiration or termination of this Agreement, these orders remain outstanding, while other customers received shipment of the same products, then MANUFACTURER shall be obligated to compensate VTM for the sale of such Products in accordance with schedule D.

     (vi) AUTOMATIC ANNUAL RENEWAL. If this agreement is still in full force and effect at the end of the term it shall be automatically renewed at that time and each year thereafter for an additional one year period (the Renewal Term), unless terminated by either VTM of MANUFACTURER upon written notice submitted at least 90 days prior to the end of the Term or Renewal Term, or unless otherwise terminated pursuant to Section 3. Except as otherwise specifically provided, the Renewal Term shall be on the same terms and conditions as the Term.

4.   PRICING

     (i) INTERNATIONAL PRICE LIST. A comprehensive international price list to be specifically used for the marketing of the Products in the Territory shall be jointly prepared and endorsed by MANUFACTURER and VTM, and attached as part of Schedule A of this agreement.

     (ii) EXCLUSIVE RIGHTS, At all times, MANUFACTURER has exclusive and singular rights to establish pricing.

5A.  OBLIGATIONS OF MANUFACTURER

     (i) PROMOTIONAL MATERIALS. MANUFACTURER shall be obligated to promptly provide VTM with information considered by MANUFACTURER appropriate to assist VTM in its preparation of sales promotional materials and provide VTM with sales promotion material, Product literature and samples, to facilitate VTM's marketing services. MANUFACTURER will provide reasonable samples. Such samples will be charged to but not paid by VTM. Such samples will be returned by VTM at the end of the Agreement and full credit will be issued for such samples returned. Payment will be made for such samples which are not returned or are lost, at MANUFACTURER'S cost. Samples of disposable products will be issued to VTM free of charge without any return obligation, at the discretion of MANUFACTURER.

     (ii) TRAINING. MANUFACTURER shall be obligated to provide Product training for VTM associates.

     (iii)LICENSE.  MANUFACTURER shall obtain export or regulatory licenses for

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the Products in the Territory.

     (iv) COMPENSATION.   MANUFACTURER shall be obligated to compensate VTM for
its services on the basis of commissions on sales of Products to distributors within the Territory, according to the agreed upon rate, as stated in Schedule D.

     (v) AUDIT RIGHTS, MANUFACTURER agrees at all times to maintain accurate books of accounts regarding sale of Products within the Territory and grants VTM and its representative the right to audit those books upon request at reasonable intervals during business hours. The cost of any audit shall be paid by VTM unless underpayments to VTM discovered during the audit exceed 5% of the commissions paid, in which event MANUFACTURER shall bear the cost of such audit.

     (vi) REFERRALS. MANUFACTURER shall immediately refer all inquiries, leads and request for the Products or information regarding the Products from anyone in the Territory, and from parties wishing to ship product into the Territory, to VTM.

5B.  OBLIGATIONS OF VTM

     (i) SCOPE OF RESPONSIBILITY. VTM shall, at its sole cost and expense, use its continuing best efforts to assist the MANUFACTURER and its distributors to market and promote the Products within the Territory. VTM shall report regularly to MANUFACTURER in regard to market conditions and statistics affecting the sale of the Products within the Territory; VTM shall report regularly to MANUFACTURER in regard to all VTM's marketing and promotional activities that affect MANUFACTURER. VTM shall not take any action which would impair or diminish the reputation of MANUFACTURER or its Products.

     (ii) MARKETING. VTM shall specifically promote the Products and demonstrate the Products to potential purchasers, and distribute literature, samples, catalogs, and other printed materials made available to VTM by MANUFACTURER. VTM shall promptly forward to MANUFACTURER all leads, inquiries and prospects for the sale of Products outside the Territory.

     (iii) DISTRIBUTORS. VTM shall identify a distributor or distributors in the countries within the Territory that are capable of representing the Products
and present to the                      MANUFACTURER.

     (iv) DISTRIBUTION AGREEMENTS. VTM shall provide guidance and assistance to MANUFACTURER in establishing and maintaining Distribution Agreements with the distributors.

     (v) TRAINING. VTM shall provide product training for the distributors or arrange for training of the distributors at MANUFACTURER'S facility.

     (vi) NON-COMPETITIVE PRODUCTS.  During the term of this Agreement,

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except as otherwise provided herein, VTM shall not manufacture, market, distribute, sell or represent for sale in the Territory any products which are competitive with the Products unless expressly agreed in writing by MANUFACTURER. MANUFACTURER acknowledges that VTM is currently marketing other medical products listed in Schedule F, which do not compete with the Products, and that VTM is free to continue to market such products, and other products which manufacturer determines do not compete with the Products.

     (vii) REQUIREMENTS AND AUTHORIZATIONS. VTM shall provide, upon written request from MANUFACTURER, written notification of product requirements and specifications for the transportation and the lawful sale and use of Products in the Territory, and shall assist MANUFACTURER in obtaining all necessary authorizations, approvals, licenses and certifications for the sale and use of Products in the Territory. MANUFACTURER will incur the cost of modifying or changing the Product in order to comply with the Territory requirements; however, making Product changes will be done at MANUFACTURER'S discretion.

6.   MARKETING POLICY

     MANUFACTURER and VTM shall be jointly responsible for determining marketing and promotional strategies for the Products within the Territory during the term of this Agreement and any renewal thereof.

7.   TRADE NAMES, TRADE MARKS

     MANUFACTURER will provide VTM a list of MANUFACTURER'S trade marks and instruct VTM on the correct use of its trade marks. VTM is responsible for the correct use of trade marks and it is further agreed that:

     (i) INFRINGEMENT. VTM will notify MANUFACTURER promptly of any suspected infringement or passing off or any adverse pending or threatened litigation or other proceedings concerning its trademarks and trade names as chosen by MANUFACTURER which may come to its attention;

     (ii) RETRIBUTION. MANUFACTURER shall have the right, but not the obligation to prosecute, defend and conduct at its own expense all suits involving its trademarks and trade names including without limitation, actions involving suspected infringement and/or passing off.

8.   ASSIGNMENT OF OBLIGATIONS

     The rights and obligations of VTM under this Agreement may not be assigned in whole or in part by operation of law or otherwise with the prior express written consent of MANUFACTURER; any attempted assignment of any rights, duties or obligations hereunder without such consent shall be void. The rights, duties and obligations of MANUFACTURER under this Agreement may be assigned in whole but not in part in

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connection with any sale of all or substantially all of MANUFACTURER'S assets or in connection with any merger or consolidation of MANUFACTURER with any other corporation or entity.

9.   INDEPENDENT CONTRACTOR

     The relationship between MANUFACTURER and VTM will, during the term of this Agreement, be that of vendor and marketing agent and neither party is in any way the legal representative or instrument of the other for any purpose whatsoever and has no right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the other.

10.  CONFIDENTIALITY

     (i) VTM acknowledges that as a result of VTM's retention by the MANUFACTURER, VTM has and will become informed of, and have access to, valuable and confidential information of the MANUFACTURER, including inventions, trade secrets, technical information, know-how, plans, specifications, and the identity of distributors, customers and suppliers (collectively, the "Confidential Information"), and the Confidential Information, even though it may be contributed, developed or acquired by VTM, is the exclusive property of the MANUFACTURER to be held by VTM in trust and solely for the manufacturers benefit. Accordingly, VTM shall not at any time during or subsequent to the Term use, reveal, report, publish, transfer or otherwise disclose to any person, Corporation or other entity, any of the Confidential Information without the prior written consent of the MANUFACTURER, except to responsible officers and employees of VTM or who have a need for this information for purposes which are in the best interests of MANUFACTURER. This provision does not prohibit VTM from disclosing information which legally is or becomes of general public knowledge from authorized sources other than VTM.

     (ii) Upon the termination of this Agreement, VTM shall promptly deliver to the MANUFACTURER all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials, including those of a secret or confidential nature, relating to the MANUFACTURER'S business which are in VTM's possession or control.

11.  NONCOMPETITION
     VTM agrees that during the Term (and, if applicable, the Renewal Term) and for one year after termination of this agreement VTM shall not, unless approved by MANUFACTURER, (a) in any area where MANUFACTURER is conducting business during the Term (and, if applicable, the Renewal Term) or on the date this Agreement is terminated, alone or in association with others, as principal, officer, agent employee, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property, or rendering of services or otherwise, engage in any business activity which is at the time directly competitive with the business being conducted by MANUFACTURER; or (b) RECRUIT or otherwise solicit or induce any person who is at the time an employee or consultant of

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MANUFACTURER to terminate his employment with, or otherwise cease his relationship with MANUFACTURER, or hire any such employee or consultant who has left the employ of MANUFACTURER within one year after termination of such employee's or consultant's employment with MANUFACTURER.
     The restrictions against competition set FORTH above are considered by the parties to be reasonable for the purpose of protecting the business of ACTUREK If any restriction is found by a court of competent jurisdiction to be enforceable because it extends for too long a period of time, over too broad a range of activities or in too large a geographic area, that restriction shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

12.  ENTIRE AGREEMENT
     This Agreement and its schedules constitutes the entire and only agreement between the parties hereto relating to the subject matter and supersedes all previous agreements, commitments and presentations in respect thereto and may not be released, changed or modified in any manner except by an instrument of subsequent date signed by both parties.

13.  HEADINGS
     The headings of this Agreement are inserted only as a matter of convenience and for reference and in no way define the scope or content of this Agreement or the construction of any provision hereof or of any instrument or document referred to herein.

14.  SEVERABILITY
     Whenever possible, each provision of this Agreement and all related documents shall be interpreted in such a manner as to be valid under applicable law, but if any such provision is invalid or prohibited under said applicable law, such provision shall be in effect up to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of the Agreement.

15.  ARBITRATION
     Any dispute or controversy arising between the parties to this Agreement relating to the validity, enforceability, enforcement, performance, construction or interpretation of this Agreement, including a dispute pertaining to the validity or enforceability of this provision, other than matters pertaining to injunctive relief, shall be determined by binding arbitration in Los Angeles County, California in accordance with the Commercial Rules of Arbitration of the American Arbitration Association then in effect. The award of the arbitrator may be enforced in any court of competent jurisdiction. Any proceeding for injunctive relief (including temporary restraining orders, preliminary injunctions and permanent injunctions) may be brought in any court of competent jurisdiction.

16.  GOVERNING LAW
     This Agreement shall be governed and construed in accordance with, by the laws of the State of California, U.S.A., without regard for the conflicts of laws rules thereof, and any court of competent jurisdiction in the State of California, U.S.A. shall

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have jurisdiction over this Agreement.  Place of fulfillment is the County of
Los Angeles.

17.  NOTICES
     All notices, communications, payments or the like required or given in connection with this Agreement shall be deemed to have been properly made when telecopied or deposited in the mail, postage pre-paid addressed as follows:


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VTM Medical Marketing, Inc.
191 University Blvd., Suite 250 Denver, Colorado 80206
tel. 303-321-9881
fax. 303-321-9882

New Image Industries, Inc. Attention: President
21218 Vanowen Street
Canoga Park, California 91303
tel. 818-702-0285
fax. 818-702-8868


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18.  COMPLIANCE WITH LAW
     MANUFACTURER warrants that the Products comply, and will continue to comply, in all material respects with all laws applicable thereto in the Territory.

19.  ATTORNEYS' FEES
     In the event of litigation arising under or in connection -with this Agreement, the prevailing party shall be entitled to recover from the losing party any and all reasonable attorneys' fees and costs incurred, in addition to all other attorney's fees and costs incurred, in additions to all other remedies to which the prevailing party may be entitled.

20.  SURVIVAL
     The provisions of Sections 3(v), 5A(vi), 18 and 19 of this Agreement shall survive the termination hereof.

21.  TIME OF THE ESSENCE Time shall be of the essence of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



     VTM Medical Marketing, Inc.        New Image Industries,
                                        Inc.

By:  /s/ Robert L. Troutman        By:  /s/ Dewey F. Edmunds
     -----------------------            -----------------------
     Robert L. Troutman                 Dewey F. Edmunds
     President                          President & CEO


Date:_________________________     Date:_______________________